SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Mountain Finance Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-3633318
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

787 7th Avenue, 48th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-172503

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Membership Units

(Title of class)

Item 1.                    Description of the Registrant’s Securities to Be Registered.

This registration statement relates to the common membership units of New Mountain Finance Holdings, L.L.C. (the “Company”).  Reference is made to the information set forth under the caption “Formation Transactions and Related Agreements—Structure Related Agreements—The Operating Company Agreement” to be contained in a prospectus constituting a part of the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-168280 and 333-172503) to be filed pursuant to Rule 497 under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 497, the “Prospectus”).  The description of the Company’s common membership units contained in the Prospectus under the heading “Formation Transactions and Related Agreements—Structure-Related Agreements—The Operating Company Agreement” is hereby incorporated by reference into this registration statement.

Item 2.                    Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement and are hereby incorporated herein by reference:

3.1	Certificate of Formation (Incorporated by reference to Exhibit No. (a)(4) of the Company’s Registration Statement on Form N-2 (Registration No. 333-168280 and 333-172503)).
3.2

Form of Certificate of Amendment to Certificate of Formation (Incorporated by reference to Exhibit No. (a)(5) of the Company’s Registration Statement on Form N-2 (Registration No. 333-168280 and 333-172503)).

3.3

Form of Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C. (Incorporated by reference to Exhibit No. (b)(3) of the Company’s Registration Statement on Form N-2 (Registration Statement No. 333-168280 and 333-172503)).

3.4

First Joinder Agreement with Respect to the Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C. (Incorporated by reference to Exhibit No. (b)(4) of the Company’s Registration Statement on Form N-2 (Registration Statement No. 333-168280 and 333-172503)).

3.5

Second Joinder Agreement with Respect to the Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C. (Incorporated by reference to Exhibit No. (b)(5) of the Company’s Registration Statement on Form N-2 (Registration Statement No. 333-168280 and 333-172503)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 19, 2011

New Mountain Finance Holdings, L.L.C.

	By:	/s/ Robert A. Hamwee
		Name:	Robert A. Hamwee
		Title:	Chief Executive Officer and President